Exhibit 2.3

FIRST SUPPLEMENTAL INDENTURE

and

RESIGNATION AND APPOINTMENT

OF

PAYING AGENT

AND

SECURITIY REGISTRAR

among

Deutsche Telekom International Finance B.V.

Deutsche Telekom AG,

Citibank, N.A.,

Citibank, N.A., London Branch

and

Deutsche Bank Trust Company Americas

dated as of November 9, 2007

FIRST SUPPLEMENTAL INDENTURE

and

RESIGNATION AND APPOINTMENT OF PAYING AGENT

dated as of November 9, 2007, among Deutsche Telekom International Finance B.V., a private company with limited liability incorporated under the laws of The Netherlands (the “Issuer”), having its principal office at World Trade Center, Strawinskylaan 1243, 1077 XX Amsterdam, The Netherlands, Deutsche Telekom AG, a private law stock corporation incorporated under the laws of the Federal Republic of Germany (the “Guarantor”), having its principal office at Friedrich-Ebert-Allee 140, D-53113 Bonn, Germany, Citibank, N.A., a national banking association duly organized and existing under the laws of the United States of America (“Citibank”), having its principal corporate trust office at 388 Greenwich Street, 14th floor, New York, New York 10013, Citibank, N.A., London Branch, having its principal office at Canada Square, London E14 51. B; and Deutsche Bank Trust Company Americas, a New York banking corporation duly organized and existing under the laws of New York (“Deutsche Bank”), having its principal office at 60 Wall Street, 27th floor, New York, New York 10005, USA.

RECITALS

The Issuer, the Guarantor and Citibank have entered into the Indenture dated as of July 6, 2000 (the “Indenture 1”) with Citibank as the Trustee.

The Guarantor and Citibank have entered into the Indenture dated July 6, 2000 with Citibank as the Trustee (the “Indenture 2”; Indenture 1 and Indenture 2 collectively the “Indentures”).

Citibank wishes to resign as Trustee and Security Registrar under the Indentures and with respect to the securities delivered thereunder.

Citibank wishes to resign as Paying Agent with respect to the Indentures and the Letter Agreements specified in section 4 below.

The Issuer and the Guarantor wish to accept such resignation and to appoint Deutsche Bank as the successor Trustee, successor Security Registrar and successor Paying Agent.

Deutsche Bank wishes to accept its appointment and to become

(i) the successor Trustee and successor Security Registrar with respect to the Indentures and the securities delivered thereunder, and

(ii) the successor Paying Agent with respect to the Indentures and the Letter Agreements.

Section 901 of the Indentures provide, among other things, that the Issuer, the Guarantor and the Trustee may, without the consent of any Holders, enter into an indenture supplemental to evidence and provide for the acceptance of appointment of a successor Trustee.

The execution and delivery of this First Supplemental have been duly authorized by all necessary action on the part of the Issuer, the Guarantor, the Trustee, the successor Trustee, the Paying Agent and the successor Paying Agent.

SECTION 1

DEFINITIONS

Terms not otherwise defined herein shall have the meaning ascribed to them in the Indentures.

SECTION 2

RESIGNATION OF TRUSTEE AND SECURITY REGISTRAR

In accordance with Section 610 of the Indentures and from and after November 27, 2007 (the “Transfer Date”), Citibank hereby resigns as Trustee and Security Registrar with respect to the Indentures and the following securities delivered under Indenture 1:

ISIN-Code	Expiration	Credit amount
XS0113709264	06.07.2010	EUR 750,000,000.00
XS0113731433	15.06.2030	GBP 300,000,000.00
US25156PAB94	15.06.2010	USD 3,000,000,000.00
US25156PAC77	15.06.2030	USD 3,500,000,000.00
DE0148956559	29.05.2012	EUR 2,000,000,000.00
US25156PAD50	01.06.2032	USD 500,000,000.00
US25156PAE34	22.07.2008	USD 750,000,000.00
US25156PAF09	22.07.2013	USD 1,250,000,000.00
US25156PAJ21	23.03.2009	USD 1,000,000,000.00
US25156PAG81	23.03.2011	USD 500,000,000.00
US25156PAH64	23.03.2016	USD 1,000,000,000.00

(collectively the “Notes”).

SECTION 3

APPOINTMENT OF SUCCESSOR TRUSTEE AND SECURITY REGISTRAR

In accordance with Section 305 and 611 of the Indentures, the Prospectus dated June 7, 2000 and any related Prospectus Supplements (“Prospectus”), the Issuer and the Guarantor hereby appoint Deutsche Bank as successor Trustee, and Security Registrar under the Indentures and the Notes and to act as such under the terms of the Indentures and the Notes from and after the Transfer Date, and Deutsche Bank hereby accepts such appointment and agrees to so act from and after the Transfer Date.

Deutsche Bank (i) has reviewed the Indentures, the Notes and other documents related to the delivery of securities under the Indentures and is familiar with their terms, (ii) acknowledges and agrees to be fully bound by the Indentures and the Notes as successor Trustee and Security Registrar, from and after the Transfer Date, (iii) represents, warrants and certifies that it is a U.S. bank or trust company with equity in excess of fifty million dollars ($ 50,000,000) and otherwise satisfies the eligibility requirement set forth in Section 609 of the Indentures and (iv) agrees that from and after the Transfer Date for purposes of the Indentures and the Notes, Deutsche Bank will be considered the Trustee. The principal location and address of Deutsche Bank (to which all communications and notices to Deutsche Bank are to be sent) is:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

25 DeForest Avenue – 2nd floor

Summit, New Jersey 07901

Attn. Trust & Securities Services

Fax: +1 (732) 578 4635

Tel: +1 (212) 250 4565

SECTION 4

RESIGNATION OF PAYING AGENT

Reference is made to the Indentures and

(i) the appointment letter between Citibank, N.A., London Branch and Deutsche Telekom AG dated July 4, 2000, and

(ii) the acceptance letter dated July 22, 2003 between Citibank, N.A., London Branch and Deutsche Telekom AG;

(iii) letter agreement dated March 23, 2006 between Citibank, N.A. and Deutsche Telekom AG (the “Letter Agreement”).

From and after the date hereof (the “Transfer Date”), Citibank hereby resigns as Paying Agent with respect to the Indentures and the Letter Agreement referred to above.

SECTION 5

APPOINTMENT OF SUCCESSOR PAYING AGENT

The Issuer and the Guarantor hereby appoint Deutsche Bank as successor Paying Agent with respect to the Indentures, the Prospectus and the notes specified in Section 2 excluding

(i) the Notes with ISIN DE0148956559 and US 25156PAD50, for which Deutsche Bank, London Branch, has been appointed as and continues to be the Paying Agent.

(ii) The Notes with ISIN XS0113709264 and XS0113731433, for which Citibank N.A., London Branch, continues to be the Paying Agent under the letter agreements referred to in Section 4, (i) and (ii).

From and after the Transfer Date Deutsche Bank hereby accepts such appointment and agrees to so act from and after the Transfer Date.

Deutsche Bank agrees that from and after the Transfer Date for purposes of the Indentures and Notes, Deutsche Bank will be considered the Paying Agent . The principal location and address of Deutsche Bank (to which all communications and notices to Deutsche Bank are to be sent) is the address specified in section 3.

SECTION 6

LIABILITY FOR PRIOR ACTIONS

This agreement does not release Citibank from any duties, liabilities or responsibilities accruing, or actions or failures to act, in each case, prior to the Transfer Date under the Indentures, the Notes and the Letter Agreements.

This agreement does not constitute a waiver or assignment by Citibank of any indemnity to which it is or may be entitled pursuant to Section 607 (3) of the Indenture in connection with the acceptance or administration of the trust.

SECTION 7

MISCELLANEOUS

The Issuer and the Guarantor hereby instruct Citibank to deliver any and all property held as Trustee, Paying Agent and Security Registrar under the Indentures, the Prospectus, the Notes and the Letter Agreements to Deutsche Bank as successor Trustee and successor Paying Agent on the Transfer Date. Such property includes the following documents:

(i) Security Register;

(ii) Original Notes related to the securities specified in Section 2 above; and

(iii) Prospectus

The Issuer and the Guarantor hereby confirm their agreement to pay to Citibank any fees for continuing to act as Trustee and Paying Agent under the Indentures, the Notes and Letter Agreements until the Transfer Date.

This agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears therein, and all of which shall together constitute one and the same instrument. This agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories. This agreement shall be governed by and construed in accordance with the laws of the State of New York.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the successor Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Deutsche Bank Trust Company Americas. The Issuer agrees that it will provide the successor Trustee with such information as it may request in order for the successor Trustee to satisfy the requirements of the USA Patriot Act.

DEUTSCHE TELEKOM AG

By:	/s/ ppa. R. HEIL

By:	/s/ i.V. JOERG ESSER

DEUTSCHE TELEKOM INTERNATIONAL FINANCE B.V.

By:	/s/ R. SHERIDAN
R. Sheridan Managing Director

/s/ STEPHAN WIEMANN

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ WANDA CAMACHO
Wanda Camacho Vice President

/s/ ANNIE JAGHATSPANYAN
Annie Jaghatspanyan Assistant Vice President

CITIBANK N.A.

By:	/s/ NANCY FORTE
Nancy Forte Assistant Vice President

CITIBANK N.A. LONDON BRANCH

By:	/s/ MAME LIDSTER
Mame Lidster Director